UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 18, 2023

VIAVI SOLUTIONS INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-22874	94-2579683
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

1445 South Spectrum Blvd, Suite 102, Chandler, Arizona 85286
(Address of principal executive offices and zip code)
(408) 404-3600
(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of the exchange on which registered
Common Stock, $0.001 par value	VIAV	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company. ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 18, 2023, Viavi Solutions Inc. (“VIAVI” or the “Company”) announced that, effective November 7, 2023, Ilan Daskal would join the Company as Executive Vice President and Chief Financial Officer. Upon commencement of Mr. Daskal’s employment with the Company, Pamela Avent, who is currently serving as the Company’s Interim Chief Financial Officer, will resume her role as Global Controller.

Ilan Daskal was previously employed at Bio-Rad Laboratories, Inc. (“Bio-Rad”), where he was appointed Executive Vice President and Chief Financial Officer in April 2019. Prior to joining Bio-Rad, Mr. Daskal, was the Chief Financial Officer of Lumileds, a global leader in advanced lighting technology, from May 2017 to January 2019. From 2015 through 2016, Mr. Daskal held multiple advisory Chief Financial Officer roles with private and public companies including Aricent Inc., a global design and engineering company, Cepheid, a molecular diagnostic company, and SunEdison Inc., a renewable energy company. Prior to that, from 2008 to 2015, Mr. Daskal was the Executive Vice President and Chief Financial Officer at International Rectifier Corporation, a leader in power management semiconductor technology that was publicly traded until it was acquired by Infineon Technologies in 2015. Mr. Daskal also previously served on the Board of Directors of Natus Medical, Inc., a publicly traded medical device solutions company, and Ixia, a publicly traded networks test and visibility solutions company.

Mr. Daskal holds a Bachelor’s Degree in Business from Tel-Aviv College of Management, Israel and a Master’s in Finance from City University of New York.

In recruiting Mr. Daskal to serve as Chief Financial Officer of the Company and determining the appropriate level of compensation to offer, management and the Compensation Committee of the Company’s Board of Directors, (the “Compensation Committee”), carefully considered the Company’s need to attract top talent in a competitive market, taking into account Mr. Daskal’s strong financial acumen and substantial public company expertise and the value of his overall compensation package at Bio-Rad, including the value of significant unvested equity awards, which would be forfeited upon his departure.

On October 13, 2023, the Company entered into an at-will employment agreement with Mr. Daskal (the “Agreement”). Pursuant to the Agreement, Mr. Daskal’s starting base salary will be $570,000 and he will be eligible to participate in the Company’s Variable Pay Plan with a target incentive opportunity equal to 100% of his base salary. In addition, Mr. Daskal will receive a signing bonus of (i) a $250,000 along with his first regular Company paycheck and (ii) an additional $250,000 lump sum payment upon the six-month anniversary of the commencement of his employment with the Company, both such payments (together, the “Signing Bonus,”) subject to 100% repayment, if, prior to the twelve-month anniversary of the effective date of the Agreement, Mr. Daskal is terminated by the Company for Cause (as defined in the Agreement) or voluntarily terminates his employment with the Company. The Signing Bonus is intended in part to compensate Mr. Daskal for the cash compensation he will forfeit from Bio-Rad.

Mr. Daskal is expected to receive the following equity awards in connection with his hire, subject to final approval by the Compensation Committee:

1.A new hire award of time-based restricted stock units (the “New Hire Time-Based RSUs”), with the number of units determined by dividing $2,250,000 by the average closing price of a share of Company common stock over the sixty (60) trading days preceding the grant date, which will vest in equal annual installments over four years from the grant date.

2.A new hire award of performance-based restricted stock units (the “New Hire PSUs”), with the number of units determined by dividing $2,250,000 by the average closing price of a share of Company common stock over the sixty (60) trading days preceding the grant date, which will vest in equal annual installments over four years from the grant date.

The New Hire Time-Based RSUs and New Hire PSUs are intended, in part to compensate Mr. Daskal for the current estimated value of the unvested equity awards he forfeited from Bio-Rad as a result of his joining VIAVI.

Mr. Daskal is also expected to receive the following equity awards as part of the Company’s annual equity award cycle for fiscal year 2024 , subject to final approval by the Compensation Committee:
1.A fiscal year 2024 (“FY24”) focal award of time-based restricted stock units (the “FY24 Focal Time-Based RSUs”), with the number of units determined by dividing $1,250,000 by the average closing price of a share of Company common stock over the sixty (60) trading days preceding the grant date, subject to a minimum per share value of $11.00 and which will vest in three annual installments over three years from the grant date.

2.A FY24 focal award of performance-based restricted stock units (the “FY24 Focal PSUs”), with the number of units determined by dividing $1,250,000 by the average closing price of a share of Company common stock over the sixty (60) trading days preceding the grant date, subject to a minimum per share value of $11.00 and which will vest in three annual installments over three years from the grant date.

Mr. Daskal is also expected to receive the following equity awards as part of the Company’s annual equity award cycle for fiscal year 2025, subject to final approval by the Compensation Committee:

1.A fiscal year 2025 (“FY25”) focal award of time-based restricted stock units (the “FY25 Focal Time-Based RSUs”) of $1,250,000.
2.A FY25 focal award of performance-based restricted stock units (the “FY25 Focal PSUs”) of $1,250,000.

Upon commencement of his employment, Mr. Daskal will participate in the Company’s Change of Control Benefits Plan (the “Change of Control Plan”). A description of the benefits Mr. Daskal will be entitled to under the Change of Control Plan appears under the heading “Potential Payments Made Upon Termination or Change in Control” in the proxy statement for the Company's 2023 Annual Meeting of Stockholders, which description is incorporated herein by reference. Mr. Daskal’s agreement also clarifies that under such Change of Control Plan, the definition of “Good Reason” shall also include a material reduction in his duties, authority, reporting relationships or responsibilities, including not being the chief financial officer of a publicly reporting company after a Change of Control.

In addition, if Mr. Daskal’s employment is involuntarily terminated other than for Cause (as defined in the Agreement), and not occurring in connection with a Change of Control, he will receive:

1.A severance payment equal to 18-months base salary.

2.Healthcare payments for the lesser of a period of 18 months or the period of his eligibility under COBRA.

The Company and Mr. Daskal have also entered into the Company’s standard form of indemnification agreement (the “Indemnification Agreement”), which, among other things, requires the Company to indemnify Mr. Daskal as an officer of the Company for liabilities that may arise by reason of his status as an executive officer and to advance him expenses, subject to reimbursement to the Company if it is determined that he is not entitled to indemnification.

There are no arrangements or understandings between Mr. Daskal and any other persons pursuant to which he was selected as Chief Financial Officer. There are also no family relationships between Mr. Daskal and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

On October 18, 2023, the Company issued a press release announcing the appointment of Mr. Daskal, a copy of which is attached as Exhibit 99.1 hereto.

The information in this Item 7.01 of this Form 8-K, including Exhibit 99.1, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press release entitled “VIAVI Appoints Ilan Daskal as Executive Vice President and Chief Financial Officer” dated October 18, 2023
104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIAVI SOLUTIONS INC.

Date: October 18, 2023	By:	/s/ Oleg Khaykin
	Name:	Oleg Khaykin
	Title:	Chief Executive Officer